[TEXT]

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.   20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       July 22, 1997
                                                  ---------------------

			       Resource America, Inc.
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        (Exact name of registrant as specified in its charter)

    Delaware				0-4408		  72-0654145
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  (State or other jurisdiction     (Commission	       (IRS Employer
   incorporation)			     File Number)		 Identification No.)


   1521 Locust Street, Philadelphia, Pennyslvania		19102
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   (Address of principal executive offices)		    (Zip Code)

Registrant's telephone number, including area code 		(215) 546-5005
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Item 5.	Other Events.
-------------------------

Close of Private Placement of Senior Notes. On July 22, 1997, registrant closed the private placement of $115 million in Senior Notes due August 1, 2004. Net proceeds to the registrant were $110,400,000.

Repayment of $8 million Senior Secured Note. On July 24, 1997, registrant paid in full a promissory note held by Physicians Insurance Company of Ohio ("PICO"), a wholly owned subsidiary of PICO Holdings, Inc. (NASDAQ:PICO). The note, in the principal amount of $8,000,000 was due May 25, 2004.

Exercise of Warrants. On July 24, 1997, registrant issued 983,150 unregistered shares of its common stock upon the exercise of all of the warrants held by Physicians Insurance Company of Ohio. Proceeds to the Company were $3,662,500. Immediately upon such exercise, PICO further sold these shares in a private transaction.

Change in membership of the Board of Directors. On July 24, 1997, John R. Hart, President of PICO Holdings, Inc. resigned as a director of the registrant. Also on July 24, 1997, Scott F. Schaeffer and Daniel G. Cohen, officers of the registrant were elected to the Board of Directors of the registrant to serve until the 1999 and 2000 Annual Meetings of Stockholders of the registrant, respectively.



                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

								                                               RESOURCE AMERICA, INC.
                                                      ----------------------
									                                                  (Registrant)



Dated:	July 25, 1997			                 By:   /s/Nancy J. McGurk
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								                                     Nancy J. McGurk
						                              Vice President - Finance and Treasurer